Exhibit 10.13

MAVENIR SYSTEMS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNIT

(INTERNATIONAL)

Notice is hereby given of the following award (the “Award”) of Restricted Stock Units of Mavenir Systems, Inc., a Delaware corporation (the “Company”):

Participant: [Name]

Award Date: [Award Date]

Vesting Commencement Date: [Date]

Number of Shares Subject to Award: [# of Shares Awarded] Shares of Common Stock (the “Shares”)

Vesting Schedule: The Shares shall become vested with respect to (i) one fourth (1/4th) of the Shares on the first anniversary of the Vesting Commencement Date and (ii) an additional one fourth (1/4th) of the Shares on each anniversary of the Vesting Commencement Date thereafter. In no event, shall any additional Shares vest following Participant’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to a written agreement with Participant.

Issuance Schedule: Each Share in which the Participant vests in accordance with the terms of this Award shall be issued, subject to the Company’s collection of all applicable Withholding Taxes, on the applicable vesting date for that Share or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date (the “Issuance Date”). The Shares which vest pursuant to Section 5 of the attached Restricted Stock Unit Issuance Agreement shall be issued in accordance with the provisions of such Section. The applicable Withholding Taxes are to be collected pursuant to the procedures set forth in Section 7 of the attached Restricted Stock Unit Issuance Agreement.

Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Mavenir Systems, Inc. 2013 Equity Incentive Plan (the “Plan”). Participant further agrees to be bound by the terms of the Plan and the terms of the Award as set forth in the Restricted Stock Unit Issuance Agreement attached hereto as Exhibit A. Participant hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

At Will Employment. Nothing in this Notice or in the attached the attached Restricted Stock Unit Issuance Agreement or Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause, subject to Applicable Law and the terms of any employment agreement.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the attached Restricted Stock Unit Issuance Agreement or in the Plan.

MAVENIR SYSTEMS, INC.

By:

Name:

Title:

PARTICIPANT

Signature:

Print Name:

Address:

Attachments:

Exhibit A - Restricted Stock Unit Issuance Agreement

Exhibit B - 2013 Equity Incentive Plan

Notice of Grant of Restricted Stock Units

EXHIBIT A

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

MAVENIR SYSTEMS, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

(INTERNATIONAL)

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, Directors and Consultants in the Service of the Company (or any Affiliate).

B. Participant is to render valuable services to the Company (or an Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of Common Stock to the Participant under the Plan.

C. All capitalized terms in this Agreement not defined herein shall have the meaning assigned to them in the Grant Notice (as defined below) or in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant, as of the Award Date as specified in the Notice of Grant of Restricted Stock Units accompanying this Agreement, pursuant to which Participant has been informed of the basic terms of the Restricted Stock Units evidenced hereby (the “Grant Notice”), the number of Restricted Stock Units specified in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the date that unit vests in accordance with the Grant Notice and the express provisions of this Agreement.

2. Limited Transferability. Prior to actual receipt of the Shares which vest in the Grant Notice and hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest in accordance with the Grant Notice and this Agreement but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance.

3. Cessation of Service. Except as otherwise provided in Section 5 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. For purposes of this Agreement and notwithstanding anything to the contrary in the Plan, the Participant’s Service will be deemed to terminate on the date that the Participant ceases to actively provide Services to the Company (or any Affiliate) and shall not be extended by any notice period mandated or implied under local law during which the Participant is not actually providing Services (e.g. garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. Accordingly, the Participant’s right to vest in this Award shall terminate, as of such termination of active Service. The Company shall have the sole discretion to determine when the Participant is no longer in active Service for purposes of this Agreement, without reference to any other agreement, written or oral, including the Participant’s contract of employment.

Exhibit A to Notice of Grant of Restricted Stock Units

4. Shareholder Rights. The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

5. Change of Control.

(a) Any Restricted Stock Units subject to this Award at the time of a Change of Control may be assumed by the successor entity or otherwise continued in full force and effect. In the event of such assumption or continuation of the Award, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change of Control.

(b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change of Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change of Control would have been converted in consummation of that Change of Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change of Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Common Stock in the Change of Control transaction provided such common stock is readily traded on an established U.S. countries exchange or market.

(c) If the Restricted Stock Units subject to this Award at the time of the Change of Control are not assumed or otherwise continued in effect in accordance with Section 5(a), then those units shall vest immediately prior to the closing of the Change of Control. The Shares subject to those vested units shall be converted into the right to receive for each such Share the same consideration per share of Common Stock payable to the other stockholders of the Company upon consummation of that Change of Control, and such consideration shall be distributed to the Participant within three (3) business days following the effective date of that Change of Control. Such distribution shall be subject to the Company’s collection of the applicable Withholding Taxes pursuant to the provisions of Section 7.

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of

Exhibit A to Notice of Grant of Restricted Stock Units

shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Common stock be substantially reduced as a result of a spin-off transaction or extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and those adjustments shall be final, binding and conclusive.

7. Issuance of Shares.

(a) On each applicable Issuance Date for the Shares which vest in accordance with the Grant Notice or the provisions of this Agreement, the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the vested Common Stock to be issued on such date, subject to the Company’s collection of the applicable Taxes. Taxes shall mean all applicable income tax, employment tax, payroll tax, social security tax, social insurance, contributions, payment on account obligations, national and local tax or other payments required to be withheld, collected or accounted for in connection with the issuance of shares of Common Stock under the Award.

(b) Until such time as the Company provides the Participant with notice to the contrary, the Company shall collect the applicable Taxes through an automatic Share withholding procedure pursuant to which the Company will withhold, on the applicable Issuance Date for the Shares that vest under the Award, a portion of those vested Shares with a Fair Market Value (measured as of the Issuance Date) equal to the amount of such Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required Tax obligations using the minimum applicable statutory rates. The Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(c) Should any Shares vest under the Award at a time when the Share Withholding Method is not available, then the Taxes shall be collected from the Participant through either of the following alternatives:

(i) the Participant’s delivery of his or her separate check payable to the Company in the amount of such Taxes; or

(ii) the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (A) such a sale is permissible under the Company’s insider trading policies governing the sale of Common Stock; (B) the Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares; and (C) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d) Regardless of any action the Company and/or the Participant’s employer (the “Employer”) take with respect to any or all Taxes, the Participant acknowledges that the ultimate liability for all Taxes is and remains the Participant’s responsibility and may exceed the

Exhibit A to Notice of Grant of Restricted Stock Units

amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Award, including the grant or vesting of the Award, the issuance of Shares or the subsequent sale of any Shares acquired at vesting; and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Taxes or achieve any particular tax result. Further, if the Participant is subject to Taxes in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Taxes in more than one jurisdiction.

(e) Prior to the relevant taxable event, the Participant agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Taxes. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Taxes by withholding from any wages or other cash compensation paid to the Participant by the Company and/or the Employer.

(f) Except as otherwise provided in Section 5 or Section 7(b), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in Common Stock. No fractional share shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Common Stock.

8. Compliance with Laws and Regulations. The issuance of Common Stock pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of the Stock Exchange on which the Common Stock is listed for trading at the time of such issuance.

9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices, and directed to the attention of Plan Administrator. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the most current address then on record with the Company or shall be delivered electronically to the Participant through the Company’s electronic mail system. All notices shall be deemed effective upon personal delivery, upon sending of an email or upon deposit in the mail, postage prepaid and properly addressed to the party to be notified.

The Participant generally consents to the delivery of any notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (“Electronic Notice”) at the electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be

Exhibit A to Notice of Grant of Restricted Stock Units

ineffective and deemed to not have been given. The Participant agrees to promptly notify the Company of any change in the Participant’s electronic mail address, but failure to do so shall not affect the foregoing.

10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, and the legal representatives, heirs and legatees of the Participant’s estate.

11. Construction; Administrator Discretions. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State’s conflict-of-laws rules.

14. Code Section 409A. It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

15. No Entitlement Or Claims For Compensation. In accepting the grant of this Award, the Participant acknowledges the following:

(a) The Plan is established voluntarily by the Company, the grant of awards under the Plan is made at the discretion of the Plan Administrator and the Plan may be modified, amended, suspended or terminated by the Company at any time.

(b) The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

Exhibit A to Notice of Grant of Restricted Stock Units

(c) All decisions with respect to future award grants, if any, will be at the sole discretion of the Plan Administrator.

(d) The Participant is voluntarily participating in the Plan.

(e) This Award and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate (including, as applicable, the Participant’s Employer) and which are outside the scope of the Participant’s employment contract, if any.

(f) This Award and any Shares acquired under the Plan and their value are not to be considered part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g) This Award and the Shares are not intended to replace any pension rights or compensation.

(h) In the event that the Participant’s Employer is not the Company, the grant of this Award will not be interpreted to form an employment or service contract with the Company and, furthermore, the grant of this Award will not be interpreted to form an employment or service contract with the Participant’s Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any).

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Participant vests in the Shares, the value of those Shares may increase or decrease in value.

(j) The Participant acknowledges and agrees that none of the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the vesting of the Award or the subsequent sale of any Shares acquired upon vesting.

(k) The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of employment for any reason whatsoever, whether or not in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under or be entitled to vest in this Award as a result of such cessation or loss or diminution in value of the Award or any of the Shares acquired under the Award as a result of such cessation, and the Participant irrevocably releases his or her Employer, the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such rights or claim.

Exhibit A to Notice of Grant of Restricted Stock Units

16. Data Privacy.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, his or her Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

(b) The Participant understands that his or her Employer, the Company and its Affiliates, as applicable, hold certain personal information about him or her regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Affiliates, details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of implementing, administering and managing the Plan (the “Data”).

(c) The Participant understands that the Data may be transferred to the Company, its Affiliates and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

Exhibit A to Notice of Grant of Restricted Stock Units

17. Country Specific Terms. Notwithstanding anything to the contrary herein, this Award shall be subject to the Country-Specific Terms attached hereto as Attachment I. In addition, if the Participant relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

* * * * * *

Exhibit A to Notice of Grant of Restricted Stock Units

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

ATTACHMENT I

(INTERNATIONAL)

COUNTRY-SPECIFIC TERMS

FOR PARTICIPANTS OUTSIDE THE U.S.

These Country-Specific Terms include additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms are defined in the Plan or the Restricted Stock Unit Agreement and have the meanings set forth therein.

CHINA

The grant of the Award and issuance of Shares pursuant to vesting of this Award shall be subject to compliance by the Company and the Participant with all applicable requirements of the laws and rules of the People’s Republic of China including, without limitation, the State Administration of Foreign Exchange (“SAFE”). Such laws and rules may require that the Option Shares be held in a Company-designated brokerage account following vesting of the Award, that any acquired Shares be sold upon issuance or within a designated period of time following termination of employment and/or that sales proceeds from the sale of the Shares be remitted to the People’s Republic of China and distributed to the Participant in accordance with applicable requirements.

UNITED KINGDOM

Employer’s NICs

As a condition to participation in the Plan and the vesting of this Award, the Participant hereby agrees to accept all liability for and pay all secondary Class 1 National Insurance Contributions which would otherwise be payable by the Company (or any successor or any Affiliate employing or previously employing the Participant) with respect to the vesting of the Award, the issuance of Shares or any other event giving rise to taxation under this Award (the “Employer NIC”). The Participant agrees that the Participant will execute, within the time period specified by the Company, a joint election (the “Joint Election☐) provided by the Company as approved by HM Revenue and Customs and any other consent or elections required to effect the transfer of the Employer NIC. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Participant’s employer. The Participant further agrees that the Company and/or the Participant’s employer may collect the Employer NIC by any of the means set forth in the Joint Election.

EXHIBIT B

2013 EQUITY INCENTIVE PLAN